Exhibit 99.1

Brian J. Radecki Chief Financial Officer (202) 336-6920 bradecki@costar.com	Richard Simonelli Director Investor Relations (202) 346-6394 rsimonelli@costar.com

CoStar Grows Year-Over-Year Revenue 28% and EBITDA 209%
Company Raises 2013 Revenue and Earnings Guidance

WASHINGTON, DC - July 24, 2013 - CoStar Group, Inc. (NASDAQ: CSGP), the primary provider of websites for commercial real estate information, analytics and marketing services, announced today that revenue for the second quarter of 2013 climbed to $109.0 million versus $85.2 million in the second quarter of 2012, which represents an increase of 28% year-over-year.

EBITDA in the second quarter of 2013 increased to $25.3 million compared to $8.2 million in the second quarter of 2012. This represents an increase of $17.1 million or 209% year-over-year. EBITDA margin rose to 23% for the second quarter of 2013, which is a 141% increase year-over-year.

“Net new sales in the second quarter grew 49% year-over-year leading us to our best sales, revenue and EBITDA results ever,” said Andrew C. Florance, Founder and Chief Executive Officer of CoStar. “Cross-selling between our CoStar and LoopNet client bases continues to gain momentum with total revenue synergies now reaching approximately $27.3 million, a 48% increase from last quarter. Record net new sales in the United Kingdom following the release of CoStarGo and CoStar Suite in the U.K. also contributed to our best ever quarter.”

Year 2012-2013 Quarterly Results - Unaudited
(in millions, except per share data)
	2012				2013
	Q1	Q2	Q3	Q4	Q1	Q2

Revenues	$68.6	$85.2	$96.0	$100.1	$104.0	$109.0
EBITDA	11.9	8.2	19.6	20.5	7.6	25.3
Net income (loss)	5.1	(6.7)	6.8	4.7	(2.4)	8.3
Net income (loss) per share - diluted	0.20	(0.25)	0.24	0.17	(0.09)	0.29
Weighted average outstanding shares - diluted	25.5	26.5	27.7	27.7	27.4	28.2

Adjusted EBITDA	15.3	20.4	25.6	25.1	25.7	32.6
Non-GAAP Net Income	8.2	10.5	13.1	12.6	13.0	17.2
Non-GAAP Net Income per share - diluted	0.32	0.39	0.47	0.46	0.47	0.61

Non-GAAP net income (defined below) in the second quarter of 2013 was $17.2 million or $0.61 per diluted share, which represents an increase of $6.7 million or 64% year-over-year. Net income in the second quarter of 2013 was $8.3 million or $0.29 per diluted share compared to a net loss of ($6.7) million in the second quarter of 2012. Adjusted EBITDA (which excludes stock based compensation and other items as defined below) was $32.6 million for the second quarter of 2013 versus $20.4 million in the second quarter of 2012, which is an increase of 60% year-over-year. Adjusted EBITDA margin was 30% for the second quarter of 2013.

As of June 30, 2013, the Company had approximately $211.8 million in cash, cash equivalents, short-term and long-term investments. This represents an increase of $22.7 million from the first quarter of 2013. Short and long-term debt associated with the LoopNet acquisition totaled approximately $161.9 million as of June 30, 2013.

2013 Outlook

“Based on the strength of our core information services and the LoopNet marketplace as well as continued progress on cross-selling initiatives, we are raising both our revenue and earnings guidance for 2013,” stated Brian J. Radecki, Chief Financial Officer of CoStar. For the third quarter of 2013, the Company expects revenue in the range of approximately $110 million to $112 million, and approximately $434 million to $438 million for the full year 2013, an increase of $6 million compared to the Company's prior guidance.

For the third quarter of 2013, the Company currently expects non-GAAP net income per diluted share (defined below) in the range of approximately $0.61 to $0.63. For the full year of 2013, the Company currently expects non-GAAP net income per diluted share in a range of approximately $2.31 to $2.36, an increase of approximately $0.16 at the midpoint compared to the Company's prior guidance.

The preceding forward-looking statements reflect CoStar's expectations as of July 24, 2013, including forward-looking non-GAAP financial measures on a consolidated basis. We are not able to forecast with certainty whether or when certain events, such as acquisition-related costs, restructuring, settlements or impairments will occur in any given quarter. Given the risk factors, uncertainties and assumptions discussed above, actual results may differ materially. Other than in publicly available statements, the Company does not intend to update its forward-looking statements until its next quarterly results announcement.

Reconciliation of non-GAAP net income, EBITDA, adjusted EBITDA and all of the disclosed non-GAAP financial measures to their GAAP basis results are shown in detail below, along with definitions for those terms.

Non-GAAP Financial Measures

For information regarding the purpose for which management uses the non-GAAP financial measures disclosed in this release and why management believes they provide useful information to investors regarding the Company's financial condition and results of operations, please refer to the Company's latest periodic report.

EBITDA is a non-GAAP financial measure that represents GAAP net income attributable to CoStar Group, Inc. before (i) interest income (expense), (ii) provision for income taxes, and (iii) depreciation and amortization.

Adjusted EBITDA is a non-GAAP financial measure that represents EBITDA before (i) stock-based compensation expense, (ii) acquisition and integration related costs, (iii) restructuring charges and related costs, (iv) costs related to the acquisition and transition of the Company's corporate headquarters, and (v) settlements and impairments incurred outside the Company's normal business operations.

Non-GAAP net income is a non-GAAP financial measure that represents GAAP net income attributable to CoStar Group, Inc. before (i) purchase amortization and other related costs, (ii) stock-based compensation expense, (iii) acquisition and integration related costs, (iv) purchase accounting adjustments, (v) restructuring charges and related costs and (vi) settlements and impairments. From this figure, we then subtract an assumed provision for income taxes to arrive at non-GAAP net income. We assume a 38% tax rate in order to approximate our long-term effective corporate tax rate.

Non-GAAP net income per diluted share (also referred to as non-GAAP EPS) is a non-GAAP financial measure that represents non-GAAP net income divided by the number of diluted shares outstanding for the period used in the calculation of GAAP net income per diluted share.

Earnings Conference Call

Management will conduct a conference call to discuss earnings results for the second quarter of 2013 and the Company's outlook for 2013 at 11:00 a.m. EDT on Thursday, July 25, 2013. The audio portion of the conference call will be broadcast live over the Internet at http://www.costar.com/investors.aspx. To join the conference call by telephone, please dial (800) 288-8975 (from the United States and Canada) or (612) 288-0329 (from all other countries) and refer to conference code 297687. An audio recording of the conference call will be available approximately one hour after the live call concludes and remain available for a period of time following the call. To access the recorded call, please dial (800) 475-6701 (from the U.S. and Canada) or (320) 365-3844 (from all other countries) using access code 297687. The webcast replay will also be available in the Investors section of CoStar's web site for a period of time following the call.

CoStar Group, Inc.
Condensed Consolidated Statements of Operations-Unaudited
(in thousands, except per share data)

	For the Three Months		For the Six Months
	Ended June 30,		Ended June 30,
	2013	2012	2013	2012

Revenues	$108,999	$85,223	$213,032	$153,852
Cost of revenues	32,101	28,172	65,707	52,506
Gross margin	76,898	57,051	147,325	101,346

Operating expenses:
Selling and marketing	23,536	20,016	50,514	35,566
Software development	11,488	7,977	23,590	12,992
General and administrative	22,697	25,491	52,517	39,985
Purchase amortization	3,894	3,580	8,019	4,214
	61,615	57,064	134,640	92,757

Income (loss) from operations	15,283	(13)	12,685	8,589
Interest and other income	83	131	187	381
Interest and other expense	(1,758)	(1,200)	(3,513)	(1,200)
Income (loss) before income taxes	13,608	(1,082)	9,359	7,770
Income tax expense, net	5,315	5,628	3,476	9,348
Net income (loss)	$8,293	$(6,710)	$5,883	$(1,578)

Net income (loss) per share - basic	$0.30	$(0.25)	$0.21	$(0.06)
Net income (loss) per share - diluted	$0.29	$(0.25)	$0.21	$(0.06)

Weighted average outstanding shares - basic	27,636	26,465	27,532	25,797
Weighted average outstanding shares - diluted	28,168	26,465	28,032	25,797

CoStar Group, Inc.
Reconciliation of Non-GAAP Financial Measures-Unaudited
(in thousands, except per share data)

Reconciliation of Net Income (Loss) to Non-GAAP Net Income

	For the Three Months		For the Six Months
	Ended June 30,		Ended June 30,
	2013	2012	2013	2012

Net income (loss)	$8,293	$(6,710)	$5,883	$(1,578)
Income tax expense, net	5,315	5,628	3,476	9,348
Income (loss) before income taxes	13,608	(1,082)	9,359	7,770
Purchase amortization and other related costs	6,920	5,738	14,072	6,794
Stock-based compensation expense	7,156	2,741	24,482	4,928
Acquisition and integration related costs	133	9,472	638	10,642
Restructuring and related costs	—	—	271	—
Non-GAAP income before income taxes	27,817	16,869	48,822	30,134
Assumed rate for income tax expense, net *	38%	38%	38%	38%
Assumed provision for income tax expense, net	(10,570)	(6,410)	(18,552)	(11,451)
Non-GAAP net income	$17,247	$10,459	$30,270	$18,683

Net income (loss) per share - diluted	$0.29	$(0.25)	$0.21	$(0.06)
Non-GAAP net income per share - diluted	$0.61	$0.39	$1.08	$0.71

Weighted average outstanding shares - diluted**	28,168	26,872	28,032	26,200

* A 38% tax rate is assumed in order to approximate the Company's long-term effective corporate tax rate.
** For periods with GAAP net losses, the basic weighted-average outstanding shares are used to calculate the GAAP net loss per share as including the effect of the potentially dilutive securities would have an anti-dilutive effect. For periods with Non-GAAP net income, the diluted weighted-average outstanding shares are used to calculate Non-GAAP net income per share in order to reflect the impact of potentially dilutive securities.

Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA

	For the Three Months		For the Six Months
	Ended June 30,		Ended June 30,
	2013	2012	2013	2012

Net income (loss)	$8,293	$(6,710)	$5,883	$(1,578)
Purchase amortization in cost of revenues	3,026	2,158	6,053	2,580
Purchase amortization in operating expenses	3,894	3,580	8,019	4,214
Depreciation and other amortization	3,129	2,446	6,143	4,710
Interest income	(83)	(131)	(187)	(381)
Interest expense	1,758	1,200	3,513	1,200
Income tax expense (benefit), net	5,315	5,628	3,476	9,348
EBITDA	$25,332	$8,171	$32,900	$20,093
Stock-based compensation expense	7,156	2,741	24,482	4,928
Acquisition and integration related costs	133	9,472	638	10,642
Restructuring and related costs	—	—	271	—
Adjusted EBITDA	$32,621	$20,384	$58,291	$35,663

CoStar Group, Inc.
Condensed Consolidated Balance Sheets - Unaudited
(in thousands)

	June 30,	December 31,
	2013	2012
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$190,101	$156,027
Short-term investments	—	37
Accounts receivable, net	24,808	16,392
Deferred income taxes, net	16,721	9,256
Income tax receivable	1,796	5,357
Prepaid and other current assets	8,452	9,560
Debt issuance costs, net	2,820	2,934
Total current assets	244,698	199,563

Long-term investments	21,675	21,662
Property and equipment, net	49,693	46,308
Goodwill	716,580	718,078
Intangible and other assets, net	157,126	170,632
Deposits and other assets	2,023	2,274
Debt issuance costs, net	5,223	6,622
Total assets	$1,197,018	$1,165,139

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$48,981	$51,590
Current portion of long-term debt	19,688	17,500
Deferred revenue	34,066	32,548
Total current liabilities	102,735	101,638

Long-term debt, less current portion	142,187	153,125
Deferred gain on sale of building	27,548	28,809
Deferred rent	19,670	17,305
Deferred income taxes, net	35,417	34,071
Income taxes payable	2,865	2,818
Other long-term liabilities	—	1,030

Stockholders' equity	866,596	826,343
Total liabilities and stockholders' equity	$1,197,018	$1,165,139

CoStar Group, Inc.
Results of Segments-Unaudited
(in thousands)

	For the Three Months		For the Six Months
	Ended June 30,		Ended June 30,
	2013	2012	2013	2012
Revenues
United States	$104,236	$80,468	$203,532	$144,453
International
External customers	4,763	4,755	9,500	9,399
Intersegment revenue *	30	423	146	766
Total international revenue	4,793	5,178	9,646	10,165
Intersegment eliminations	(30)	(423)	(146)	(766)
Total revenues	$108,999	$85,223	$213,032	$153,852

EBITDA
United States**	$26,468	$10,389	$35,754	$23,614
International ***	(1,136)	(2,218)	(2,854)	(3,521)
Total EBITDA	$25,332	$8,171	$32,900	$20,093

*Intersegment revenue is attributable to services performed for the Company's wholly owned subsidiary, Property and Portfolio Research, Inc ("PPR"), by Property and Portfolio Research Ltd., a wholly owned subsidiary of PPR. Intersegment revenue is recorded at an amount the Company believes approximates fair value. U.S. EBITDA includes a corresponding cost for the services performed by Property and Portfolio Research Ltd. for PPR.

**U.S. EBITDA includes an allocation of approximately $300,000 and $0 for the three months ended June 30, 2013 and 2012, respectively. U.S. EBITDA includes an allocation of approximately $300,000 and $0 for the six months ended June 30, 2013 and 2012, respectively. The allocation represents costs incurred for International employees involved in development activities of the Company's U.S. operating segment.

***International EBITDA includes a corporate allocation of approximately $100,000 and $1.4 million for the three months ended June 30, 2013 and 2012, respectively. International EBITDA includes a corporate allocation of approximately $200,000 and $2.2 million for the six months ended June 30, 2013 and 2012, respectively. The corporate allocation represents costs incurred for U.S. employees involved in management and expansion activities of the Company's International operating segment.

Reconciliation of Non-GAAP Financial Measures with 2012-2013 Quarterly Results - Unaudited
(in millions, except per share data)

Reconciliation of Net Income (Loss) to Non-GAAP Net Income

	2012				2013
	Q1	Q2	Q3	Q4	Q1	Q2

Net income (loss)	$5.1	$(6.7)	$6.8	$4.7	$(2.4)	$8.3
Income tax expense (benefit), net	3.7	5.6	0.4	3.5	(1.8)	5.3
Income (loss) before income taxes	8.8	(1.1)	7.2	8.2	(4.2)	13.6
Purchase amortization and other related costs	1.0	5.8	7.9	7.6	7.1	6.9
Stock-based compensation expense	2.2	2.7	3.7	3.6	17.3	7.2
Acquisition and integration related costs	1.2	9.5	2.3	1.0	0.5	0.1
Restructuring and related costs	—	—	—	—	0.3	—
Non-GAAP income before income taxes	13.2	16.9	21.1	20.4	21.0	27.8
Assumed rate for income tax expense, net *	38%	38%	38%	38%	38%	38%
Assumed provision for income tax expense, net	(5.0)	(6.4)	(8.0)	(7.8)	(8.0)	(10.6)
Non-GAAP net income	$8.2	$10.5	$13.1	$12.6	$13.0	$17.2

Non-GAAP net income per share - diluted	$0.32	$0.39	$0.47	$0.46	$0.47	$0.61

Weighted average outstanding shares - diluted**	25.5	26.9	27.7	27.7	27.9	28.2

* A 38% tax rate is assumed in order to approximate the Company's long-term effective corporate tax rate.

** For periods with GAAP net losses, the basic weighted-average outstanding shares are used to calculate the GAAP net loss per share as including the effect of the potentially dilutive securities would have an anti-dilutive effect. For periods with Non-GAAP net income, the diluted weighted-average outstanding shares are used to calculate Non-GAAP net income per share in order to reflect the impact of potentially dilutive securities.

Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA

	2012				2013
	Q1	Q2	Q3	Q4	Q1	Q2

Net income (loss)	$5.1	$(6.7)	$6.8	$4.7	$(2.4)	$8.3
Purchase amortization	1.0	5.8	7.9	7.6	7.1	6.9
Depreciation and other amortization	2.3	2.4	2.8	3.0	3.0	3.1
Interest income	(0.2)	(0.1)	(0.1)	(0.1)	(0.1)	(0.1)
Interest expense	—	1.2	1.8	1.8	1.8	1.8
Income tax expense (benefit), net	3.7	5.6	0.4	3.5	(1.8)	5.3
EBITDA	$11.9	$8.2	$19.6	$20.5	$7.6	$25.3
Stock-based compensation expense	2.2	2.7	3.7	3.6	17.3	7.2
Acquisition and integration related costs	1.2	9.5	2.3	1.0	0.5	0.1
Restructuring and related costs	—	—	—	—	0.3	—
Adjusted EBITDA	$15.3	$20.4	$25.6	$25.1	$25.7	$32.6

CoStar Group, Inc.
Reconciliation of Forward-Looking Guidance-Unaudited
(in thousands, except per share data)

Reconciliation of Forward-Looking Guidance, Net Income to Non-GAAP Net Income

	Guidance Range		Guidance Range
	For the Three Months		For the Twelve Months
	Ended September 30, 2013		Ended December 31, 2013
	Low	High	Low	High

Net income	$7,400	$8,400	$21,300	$23,900
Income tax expense, net	5,400	6,100	14,100	16,000
Income before income taxes	12,800	14,500	35,400	39,900
Purchase amortization and other related costs	6,700	6,700	27,000	27,000
Stock-based compensation expense	8,000	7,400	41,000	39,000
Acquisition and integration related costs	—	—	700	700
Restructuring and related costs	300	100	600	400
Non-GAAP Income before income taxes	27,800	28,700	104,700	107,000
Assumed rate for income tax expense, net *	38%	38%	38%	38%
Assumed provision for income tax expense, net	(10,564)	(10,906)	(39,786)	(40,660)
Non-GAAP Net Income	$17,236	$17,794	$64,914	$66,340

Net Income per share - diluted	$0.26	$0.30	$0.76	$0.85
Non-GAAP Net Income per share - diluted	$0.61	$0.63	$2.31	$2.36

Weighted average outstanding shares - diluted	28,200	28,200	28,100	28,100

* A 38% tax rate is assumed in order to approximate the Company's long-term effective corporate tax rate.

Reconciliation of Forward-Looking Guidance, Net Income to Adjusted EBITDA

	Guidance Range		Guidance Range
	For the Three Months		For the Twelve Months
	Ended September 30, 2013		Ended December 31, 2013
	Low	High	Low	High
Net income	$7,400	$8,400	$21,300	$23,900
Purchase amortization and other related costs	6,700	6,700	27,000	27,000
Depreciation and other amortization	3,200	3,200	12,500	12,500
Interest and other expense (income), net	1,600	1,600	6,700	6,700
Income tax expense, net	5,400	6,100	14,100	16,000
Stock-based compensation expense	8,000	7,400	41,000	39,000
Acquisition and integration related costs	—	—	700	700
Restructuring and related costs	300	100	600	400
Adjusted EBITDA	$32,600	$33,500	$123,900	$126,200

About CoStar Group, Inc.
CoStar Group (NASDAQ: CSGP) is the primary provider of websites for commercial real estate information, analytics and marketing services. Founded in 1987, CoStar conducts expansive, ongoing research to produce and maintain the largest and most comprehensive database of commercial real estate information. Our suite of online services enables clients to analyze, interpret and gain unmatched insight on commercial property values, market conditions and current availabilities. Through LoopNet, the Company operates the most heavily trafficked commercial real estate marketplace online with more than 7 million registered members. CoStar operates websites that have over 9 million unique monthly visitors in aggregate. Headquartered in Washington, DC, CoStar maintains offices throughout the U.S. and in Europe with a staff of approximately 2,000 worldwide, including the industry's largest professional research organization. For more information, visit www.costar.com.

This news release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about CoStar's financial expectations, the company's plans, objectives, expectations and intentions and other statements including words such as “hope,” "anticipate," "may," "believe," "expect," "intend," "will," "should," "plan," "estimate," "predict," "continue" and "potential" or the negative of these terms or other comparable terminology. Such statements are based upon the current beliefs and expectations of management of CoStar and are subject to significant risks and uncertainties. Actual results may differ materially from the results anticipated in the forward-looking statements. The following factors, among others, could cause or contribute to such differences: the risk that the trends stated or implied by this release cannot be sustained at the current pace, including trends related to sales, cross-selling, earnings, and revenue growth; the risk that the company does not achieve its earnings goals when and as stated in this release; the risk that revenues for the third quarter of 2013 and full year 2013 will not be as stated in this press release; the risk that non-GAAP net income per diluted share for the third quarter of 2013 and full year 2013 will not be as stated in this press release; the risk that the amount and timing of any stock-based compensation incurred and recorded will not be as expected; the risk that the integration of LoopNet will not continue to result in anticipated cost savings or synergies; the risk that the combination of CoStar and LoopNet does not result in or create the anticipated benefits for CoStar; and the risk that the businesses of LoopNet and CoStar may not be combined successfully or in a timely and cost-efficient manner. Additional factors that could cause results to differ materially from those anticipated in the forward-looking statements can be found in CoStar's Annual Report on Form 10-K for the year ended December 31, 2012, and CoStar's Quarterly Report on Form 10-Q for the quarter ended March 31, 2013, each filed with the SEC, including in the “Risk Factors” section of those filings, and the company's other filings with the SEC available at the SEC's website (www.sec.gov). CoStar assumes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.